UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2024
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Transition
On May 7, 2024, the Board of Directors (the “Board”) of P3 Health Partners Inc. (the “Company”) appointed Aric Coffman, M.D. as Chief Executive Officer and President of the Company, effective at 12:00 p.m. Eastern Time on May 8, 2024 (the “Effective Time”). In connection with his appointment, the Board designated Dr. Coffman as principal executive officer of the Company.
Dr. Coffman succeeds Sherif Abdou, M.D., who resigned from his positions as Chief Executive Officer and President of the Company effective as of the Effective Time. Dr. Abdou’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Dr. Abdou will remain on the Board and, in connection with the foregoing transition, the Board appointed Dr. Abdou as Vice Chairperson of the Board. Dr. Abdou will serve as Senior Advisor to the Company’s board of directors and Chief Executive Officer pursuant to a Consulting Agreement entered into with the Company, as further described below in the section titled “Abdou Consulting Agreement.”
Prior to joining the Company, Dr. Coffman, age 51, most recently, from December 2021 until April 2024, served as Chief Executive Officer and as a director of Honest Medical Group, a physician led value-based care enablement organization. Prior to the Honest Medical Group, Dr. Coffman served in various roles at DaVita Medical Group, one of the nation’s leading independent medical groups, including as Chief Executive Officer of The Everett Clinic and President of the Washington Market, from January 2018 to July 2019, when DaVita Medical Group was acquired by Optum, Inc., a leading health services company. Following the Optum, Inc. acquisition, Dr. Coffman continued to serve as Chief Executive Officer of The Everett Clinic and also as Executive Vice President of The Pacific Northwest from December 2019 until December 2021. Dr. Coffman holds a Bachelor of Science in Chemistry and a Doctor of Medicine from the University of Oklahoma and an MBA from the University of Texas at Dallas.
Coffman Employment Agreement
In connection with Dr. Coffman’s appointment as Chief Executive Officer and President of the Company, the Company, P3 Health Group Management, LLC and Dr. Coffman entered into an Executive Employment Agreement, dated as of May 8, 2024 (the “Employment Agreement”), pursuant to which Dr. Coffman will serve as the Company’s Chief Executive Officer and President. The material terms and conditions of the Employment Agreement are summarized below.
Dr. Coffman’s employment under the Employment Agreement is “at-will” and will continue until terminated in accordance with the Employment Agreement.
The Employment Agreement provides for (i) a $750,000 annual base salary, (ii) eligibility to earn a target or maximum annual bonus, as applicable, equal to up to 75% and 90%, respectively, of base salary, (iii) eligibility to participate in customary health and welfare benefit plans that the Company provides to its employees and senior executive officers, including short-term and long-term disability insurance coverage, and (iv) a jet card that entitles its holder to 40 hours of air time per calendar year, to be utilized for purposes directly related to the Company’s business interests.
In connection with entering into the Employment Agreement, Dr. Coffman will be granted awards under the Company’s 2024 Employment Inducement Incentive Award Plan (the “Inducement Plan”), covering an aggregate of 16,500,000 shares of the Company’s Class A common stock (“Class A Common Stock”). Of this amount, (i) 12,100,000 shares will be subject to a non-qualified stock option (the “Option”), which will vest and become exercisable based solely on the passage of time and (ii) 4,400,000 shares will be subject to a restricted stock unit award (the “RSU Award,” and together with the Option, the “Coffman Awards”), which will vest upon the attainment of both service-vesting and performance-vesting conditions. The material terms and conditions of the Coffman Awards are described below in the section titled, “Coffman Awards.”
Under the terms of the Employment Agreement, if Dr. Coffman’s employment is terminated by the Company without “cause” or by Dr. Coffman for “cause” (each, as defined in the Employment Agreement), then in addition to the accrued benefits through the date of termination, he will be entitled to receive the following severance payments and benefits:
•cash severance in an aggregate amount equal to Dr. Coffman’s annual base salary then in effect, payable in equal installments in accordance with the Company’s normal payroll practices over the 12-month period following the date of termination; provided that such amount will be subject to mitigation upon Dr. Coffman’s employment with a subsequent employer during the 12-month period following the date of termination of employment;
•continued Company-subsidized health care coverage for up to 12 months following the termination date; and
•if such termination occurs within one year following certain qualifying corporate transactions, full accelerated vesting of the Option and the RSU Award.
The severance payments and benefits described above are subject to Dr. Coffman’s execution and non-revocation of a general release of claims in favor of the Company and are in addition to any accrued amounts through the date of termination.
In addition, if Dr. Coffman’s employment is terminated due to his death, then, in addition to any accrued benefits through the date of termination, Dr. Coffman’s estate will be entitled to receive a pro-rated portion of his target bonus for the year of termination.
The Employment Agreement includes customary confidentiality and mutual non-disparagement provisions, as well as a standard non-compete restriction effective during employment and for 18 months thereafter and service provider/customer non-solicitation restrictions effective during employment and for 24 months thereafter.
In connection with his appointment, Dr. Coffman has also entered into the Company’s standard form of indemnification agreement for directors and officers.
The preceding description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
2024 Employment Inducement Incentive Award Plan
On May 7, 2024, the Board adopted the Company’s 2024 Employment Inducement Incentive Award Plan (the “Inducement Plan”). The Inducement Plan provides for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other stock or cash-based awards to prospective employees, and contains terms and conditions intended to comply with the inducement award exception under the Nasdaq Listing Rules. The Board has reserved 16,500,000 shares of the Class A Common Stock for issuance pursuant to awards granted under the Inducement Plan. In accordance with Nasdaq Stock Market Rule 5635(c)(4), awards under the Inducement Plan may only be made to individuals not previously employed by the Company or individuals being rehired following a bona fide period of interruption of employment, as an inducement material to such individuals’ entering into employment with the Company.
The preceding description of the Inducement Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Inducement Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Coffman Awards
The Board (including its independent directors) approved the grant of the Option and RSU Award to Dr. Coffman, each to be effective as of May 9, 2024. The Option and the RSU Award will be granted under the Inducement Plan; the material terms of the awards are described below.
Option. The Option will vest and become exercisable (i) with respect to 25% of the underlying shares on the first anniversary of the effective date of Dr. Coffman’s employment, and (ii) as to the remaining 75% of the underlying shares, in substantially equal installments on each quarterly anniversary over the three-year period thereafter, subject to Dr. Coffman’s continued employment through the applicable vesting date.

RSU Award. The RSU Award will be subject to both service-vesting and performance-vesting conditions, such that both conditions must be satisfied for the RSUs to vest. The applicable vesting date will be the later of the date on which the applicable “service-vesting condition” is satisfied and the date on which the “performance-vesting condition” is satisfied. The service-vesting condition will be satisfied on the same time-vesting schedule as the Option. The performance-vesting condition will be satisfied upon the closing of the first underwritten offering and sale of the Company’s Class A common stock following the effective date of Dr. Coffman’s employment, subject to his continued employment through such date.
In addition, the Option and the RSU Award will vest (and become exercisable, as applicable) in full on the one-year anniversary of the consummation of a Qualifying Change in Control (as defined in the Employment Agreement), subject to Dr. Coffman’s continued employment through such anniversary date. In the event of a Change in Control (as defined in the Inducement Plan) that is not a Qualifying Change in Control, then (i) each of the Option and the RSU Award will accelerate and vest (and become exercisable, as applicable) on the one-year anniversary of the consummation of such a Change in Control with respect to 50% of the then-remaining unvested shares subject to each such award, subject to the Dr. Coffman’s continuous employment with the Company through such date and (ii) the other 50% of the then-remaining unvested shares will remain eligible to vest (and become exercisable, as applicable) over the remaining original vesting schedule (but pro-rated to reflect that 50% of each vesting tranche was accelerated).
The preceding descriptions of the Option and the RSU Award do not purport to be complete and are qualified in their entirety by reference to the full text of the applicable award agreements, copies of which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.
Abdou Consulting Agreement
In connection with Dr. Abdou’s resignation as Chief Executive Officer and President of the Company, the Company, P3 Health Group Management, LLC and Dr. Abdou entered into a Consulting Agreement (the “Abdou Consulting Agreement”), pursuant to which Dr. Abdou will continue to provide services to the Company as a consultant (as contemplated by Dr. Abdou’s Executive Employment Agreement, executed as of May 15, 2022). The material terms and conditions of the Abdou Consulting Agreement are summarized below.
The term of the consulting arrangement under the Abdou Consulting Agreement commences at the Effective Time and ends on April 30, 2025, unless terminated earlier in accordance with the Abdou Consulting Agreement (such term, the “Consulting Period”).
During the Consulting Period, Dr. Abdou will serve as a Senior Advisor to the Company’s board of directors and the Chief Executive Officer, and will provide services with respect to the business and operations of the Company. Dr. Abdou will receive an aggregate consulting fee of $400,000, which will be paid in six substantially equal installments in May through October 2024.
Under the terms of the Abdou Consulting Agreement, the agreement and consulting relationship may be terminated by either party after providing at least 30 days’ written notice to the other party. If the agreement and the consulting relationship is terminated prior to April 30, 2025, then the Company will pay to Dr. Abdou any earned but unpaid consulting fee. Dr. Abdou will not be entitled to any further payments or benefits in connection with or following the termination of the Abdou Consulting Agreement.
The preceding description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement, dated as of May 8, 2024, by and between P3 Health Partners Inc., P3 Health Group Management, LLC and Aric Coffman, M.D.
10.2	P3 Health Partners Inc. 2024 Employment Inducement Incentive Award Plan.
10.3	Stock Option Agreement under the 2024 Employment Inducement Incentive Award Plan, by and between P3 Health Partners Inc. and Aric Coffman, M.D.
10.4	Restricted Stock Unit Agreement under the 2024 Employment Inducement Incentive Award Plan, by and between P3 Health Partners Inc. and Aric Coffman, M.D.
10.5	Consulting Agreement, dated as of May 8, 2024, by and between P3 Health Partners Inc., P3 Health Group Management, LLC and Sherif Abdou, M.D.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	May 9, 2024	By:	/s/ Atul Kavthekar
Atul Kavthekar
Chief Financial Officer